Exhibit 10.37

Retention Bonus Agreement

This Retention Bonus Agreement (“Agreement”) outlines a retention bonus arrangement between BioAtla, Inc. (the “Company”) and Jay Short, effective March 20, 2026.

Overview

We’re offering you an opportunity to earn a retention bonus tied to key milestones, in recognition of your contributions and to support continued success in important financial goals.

Total Bonus

You’re eligible to earn up to a total of $352,714 to $529,070 in a cash retention bonus payment. This is not guaranteed compensation, and it must be earned as described below.

How It’s Earned

The bonus is tied to the Company’s achievement of the milestones set forth on Exhibit A hereto.

If a milestone is achieved ±20% of the target, the applicable bonus for that milestone will be adjusted on a straight-line basis up to 20% below and 20% above the target bonus.

Results below -20% will earn no bonus for that milestone. Results above +20% will be capped at 120% of the milestone target. The Company will determine, in its sole discretion, whether and to what extent a milestone has been achieved and the final calculated result and payout, if any.

The retention bonus is earned if and when the applicable milestone is met and the Company certifies payout.

Payment Timing

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Payment will be made within 30 days after the milestone is achieved and certified.
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You need to be actively employed and in good standing at the time the retention bonus is paid in order to earn the applicable retention bonus.
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Any retention bonus that may be earned under this Agreement shall not be subject to, or covered by, your Severance Agreement with BioAtla, LLC dated July 1, 2018.

Taxes

All payments will go through payroll and have standard tax withholdings.

At-Will Employment

This doesn’t change your at-will employment status. Either you or the company can end employment at any time.

Confidentiality

Please keep the details of this bonus arrangement confidential unless required by law.

Entire Agreement

This Agreement constitutes the entire understanding between the parties regarding any retention bonuses that may be earned and supersedes all prior discussions or agreements on this subject.

If you agree, please sign below.

BioAtla, Inc.

By: /s/ Christian Vasquez
Name: Christian Vasquez
Title: Chief Financial Officer
Date: 03/24/2026

Jay Short, Ph.D.

Signature: /s/ Jay Short
Date: 03/24/2026

Exhibit A

Milestones